As filed with the Securities and Exchange Commission on September 25, 2025.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BTQ Technologies Corp.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(Province or other jurisdiction of incorporation or organization)

7370
(Primary Standard Industrial Classification Code Number, if applicable)

N/A
(I.R.S. Employer Identification No., if applicable)

700 West Georgia Street, Suite 2500

Vancouver, British Columbia, V7Y 1B3

(416) 479 9547
(Address and telephone number of Registrant's principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Olivier Roussy Newton BTQ Technologies Inc. 700 West Georgia Street, Suite 2500, Vancouver, British Columbia Canada V7Y 1B3 (416) 479 9547	James Guttman Dorsey & Whitney LLP 66 Wellington St West, Suite 3400, Toronto, Ontario Canada, M5K 1E6 (416) 367-7376	Daniel Everall Farris LLP 700 West Georgia Street, Suite 2500, Vancouver, British Columbia Canada V7Y 1B3 (604) 661-1733

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

AMENDMENT NO.1 DATED SEPTEMBER 22, 2025

TO THE SHORT FORM BASE SHELF PROSPECTUS DATED APRIL 29, 2025

BTQ TECHNOLOGIES CORP.

This amendment no. 1 dated September 22, 2025, to the short form base shelf prospectus (the "Shelf Prospectus") of BTQ Technologies Corp. (the "Company") dated April 29, 2025, provides certain additional information relating to the Company. The Shelf Prospectus should be read subject to this information.

The Shelf Prospectus is amended such that each reference to "$100,000,000" contain on the cover page of the Shelf Prospectus is hereby deleted and replaced with a reference to "$300,000,000" in each instance.

Manfred Knof, Philippe Lucet, and Mansour Al Suwaidi, each a director of the Company, and Olivier Roussy Newton, the Chief Executive Officer and a director of the Company, reside outside of Canada and have each appointed the Company as their agent for service of process at its head office, listed below. Purchasers of securities issuable pursuant to the Shelf Prospectus are advised that it may not be possible for purchasers to enforce judgments obtained in Canada against any individual who reside outside of Canada, even if the party has appointed an agent for service of process.

The Company's registered and head office is located at 2500 - 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3.

The following legends are added to the cover page of the Shelf Prospectus:

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the SEC. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The following is added as the fourth to last paragraph in the section under the heading "DOCUMENTS INCORPORATED BY REFERENCE":

In addition, to the extent any such document is included in any annual report on Form 40-F or 20-F (or any respective successor form) filed with the SEC during the 25-month period that this Prospectus remains valid, such document shall be deemed to be incorporated by reference as exhibits to the Registration Statement on Form F-10 (the "Registration Statement") of which this Prospectus forms a part. In addition, any other report on Form 6-K and the exhibits thereto filed or furnished by the Company with the SEC, and any other reports filed, under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 25-month period that this Prospectus remains valid, shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part, but only if and to the extent expressly so provided in any such report.

The following are added as new sections immediately following the section under the heading "DOCUMENTS INCORPORATED BY REFERENCE":

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents referred to in "Documents Incorporated by Reference"; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Company; and (iv) a copy of the form of indenture for Debt Securities. A copy of any applicable form of warrant indenture, subscription receipt agreement, agreement with respect to debt securities, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the full informational requirements of the securities commissions or similar regulatory authority in all provinces and territories of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that the Company files with the Canadian provincial and territorial securities commissions or similar regulatory authority. These filings are also electronically available from SEDAR+ at www.sedarplus.ca and from EDGAR at www.sec.gov/edgar. Except as expressly provided herein, documents filed on SEDAR+ or on EDGAR are not, and should not be considered, part of this Prospectus.

As a "foreign private issuer" (as defined in Rule 405 under the United States Securities Act of 1933, as amended, a "foreign private issuer"), the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Company's reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov/edgar, as well as from commercial document retrieval services.

The following risk factors are added to the end of the section under the heading "RISK FACTORS":

We will incur increased costs as a result of being a public company in the United States, and our management will be required to devote substantial time to United States public company compliance efforts.

As a public company in the United States, we will incur additional legal, accounting, reporting and other expenses that we did not incur as a public company in Canada. The additional demands associated with being a United States public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue-producing activities to additional management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our business. Any of these effects could harm our business, results of operations and financial condition.

If our efforts to comply with new United States laws, regulations and standards differ from the activities intended by regulatory or governing bodies, such regulatory bodies or third parties may initiate legal proceedings against us and our business may be adversely affected. As a public company in the United States, it is more expensive for us to obtain director and officer liability insurance, and we will be required to accept reduced coverage or incur substantially higher costs to continue our coverage. These factors could also make it more difficult for us to attract and retain qualified directors.

The United States Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Shares may decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

Following a transition period permitted for a newly-public company in the United States, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently than we do.

As a foreign private issuer, we are subject to different United States securities laws and rules than a U.S. domestic issuer, which may limit the information publicly available to our shareholders.

We are a foreign private issuer, and are permitted, under the multijurisdictional disclosure system adopted by the United States and Canada, to prepare our disclosure documents filed under the Exchange Act in accordance with Canadian disclosure requirements. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic issuers.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to United States securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We plan to rely on this exemption. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic issuers that are subject to all United States corporate governance requirements.

The Company is governed by the corporate and securities laws of Canada which in some cases have a different effect on shareholders than the corporate laws of Delaware, U.S. and U.S. securities laws.

The Company is governed by the Business Corporation Act (British Columbia) (the "BCBCA") and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a United States jurisdiction, and may, together with the Company's constating documents, have the effect of delaying, deferring or discouraging another party from acquiring control of the Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law ("DGCL") that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to the Company's articles) the BCBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally requires only a majority vote; and (ii) under the BCBCA, holders of 5% or more of the Company's shares that carry the right to vote at a meeting of shareholders can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

As the Company is a Canadian corporation and most of its directors and officers reside or are organized in Canada or the provinces thereof, it may be difficult for United States shareholders to effect service on the Company to realize on judgments obtained in the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

The Company is governed by the BCBCA with its principal place of business in Canada, most of its directors and officers reside or are organized in Canada or the provinces thereof and the majority of the Company's assets and all or a substantial portion of the assets of these persons may be located outside the United States. Consequently, it may be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or upon such persons who are not residents of the United States, or to realize upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. A judgment of a United States court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of United States courts obtained in actions against the Company or such persons predicated upon the civil liability provisions of United States federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against the Company or such persons predicated upon United States federal securities laws or any such state securities or blue sky laws. Similarly, some of the Company's directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these persons. In addition, it may not be possible for Canadian investors to collect from these persons judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws.

This prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.  This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Company at 16-113 555 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M8 and are also available electronically at www.sedarplus.ca.

This short form base shelf prospectus may qualify an "at-the-market distribution" (as such term is defined in National Instrument 44-102 - Shelf Distributions).

SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 29, 2025

BTQ TECHNOLOGIES CORP.

$100,000,000
Common Shares
Warrants
Subscription Receipts
Units
Share Purchase Contracts
Debt Securities

BTQ Technologies Corp. ("BTQ" or the "Company" or the "Issuer") may offer and sell from time to time common shares of the Company ("Common Shares"), warrants ("Warrants") to purchase any of the other securities that are described in this short form base shelf prospectus (the "Prospectus"), subscription receipts ("Subscription Receipts"), units ("Units") comprised of one or more of any of the other securities that are described in this Prospectus, share purchase contracts obligating holders to purchase a specified number of Common Shares at a future date or dates, or similar contracts which may be issued on a prepaid basis (in each case, "Share Purchase Contracts"), debt securities ("Debt Securities") or any combination of such securities (all of the foregoing collectively, the "Securities" and individually, a "Security") for up to an aggregate offering price of $100,000,000 (or its equivalent in other currencies), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

The Company prepares its annual financial statements in accordance with IFRS Accounting Standards.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences in Canada. Such consequences for purchasers who are citizens of, or resident in, the United States are not described fully herein and may not be fully described in any applicable Prospectus Supplement. Purchasers of Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of British Columbia, Canada, that most of its officers and directors are residents of Canada, that some of the experts named in this Prospectus are residents of Canada and that all or a substantial portion of the assets of the Company and said persons are located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a "Prospectus Supplement") to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series.

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Cautionary Statement on Forward-Looking Information" and "Risk Factors".

An investor should read this Prospectus and the applicable Prospectus Supplement carefully before investing in any Securities.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

The Securities may be sold pursuant to this Prospectus directly to investors or through underwriters, dealers or agents designated from time to time, at amounts and prices and other terms determined by the Company. A Prospectus Supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Securities, the amounts, if any, to be purchased by underwriters, and the plan of distribution for such Securities, including the net proceeds the Company expects to receive from the sale of such Securities, the amounts and prices at which such Securities are sold and the compensation of such underwriters, dealers or agents. In connection with any offering (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may, subject to applicable law, over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at levels other than that which might otherwise exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution". As of the date of this Prospectus, no underwriter or dealer is in a contractual relationship with the Company requiring the underwriter or dealer to distribute Securities under this Prospectus. Accordingly, no underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

See "Purchasers' Statutory Rights of Withdrawal and Rescission" for information about the right to withdraw or rescind from an agreement to purchase Securities.

The Company will file an undertaking with each of the securities regulatory authorities in each of the provinces and territories of Canada in which this Prospectus is filed that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.

The Common Shares are listed and posted for trading on Cboe Canada Inc. ("Cboe Canada") under the symbol "BTQ", the OTCQX under the symbol "BTQQF" and the Frankfurt Stock Exchange under the symbol "NG3". On April 28, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the Cboe Canada exchange was C$2.44, the closing price of the Common Shares on the OTCQX was US$1.77, and the closing price of the Common Shares on the Frankfurt Stock Exchange was EUR 1.45. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Common Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors". No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

The head office and principal address of the Company is located at 16-113 555 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M8. The registered and records office of the Company is located at 2500 - 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3.

Directors and officers of the Company filing consents in respect of this Prospectus residing outside of Canada have appointed the Company at 16-113 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for service of process.

Name of Person	Name and Address of Agent
Olivier Roussy Newton Zug, Switzerland Chief Executive Officer and Director	BTQ Technologies Corp. 16-113 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8
Nicolas Roussy Newton Hong Kong Island, Hong Kong Chief Operating Officer and Director	BTQ Technologies Corp. 16-113 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8
Johan Wattenstrom Zug, Switzerland Director	BTQ Technologies Corp. 16-113 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8

ABOUT THIS SHORT FORM PROSPECTUS

In this Prospectus, the Company and its subsidiaries are collectively referred to as the "Company" or "BTQ", unless the context otherwise requires. Readers should rely only on the information contained or incorporated by reference in this Prospectus. The Company has not authorized anyone to provide readers with information that is different or additional information from that contained in this Prospectus. If anyone provides you with any different, additional, inconsistent or other information, you should not rely on it. The Company takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted.

Readers should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement or any document incorporated by reference herein and therein is accurate as of any date other than the date on the front cover of this Prospectus, any applicable Prospectus Supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery or of any sale of the Securities pursuant thereto. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Company does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the website of the Company, https://www.btq.com/, shall not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or document incorporated by reference herein or therein, and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

All statements, other than statements of historical fact, contained or incorporated by reference in this Prospectus constitute "forward-looking information" within the meaning of applicable Canadian securities legislation. Forward-looking information herein and in the documents incorporated by reference herein are provided as of the date of such documents only, and the Company does not intend, and does not assume any obligation, to update this forward-looking information and statements, except as required by law. Generally, forward-looking information and statements can be identified by the use of forward-looking terminology such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes", or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof. Forward-looking information and statements contained or incorporated by reference in this Prospectus include, but are not limited to, information with respect to amounts and use of available funds; anticipated developments in operations in future periods; planned asset acquisitions; future business operations; the adequacy of financial resources; the costs and timing of development of the Company's business; the costs, timing and receipt of approvals, consents and permits under applicable legislation; executive compensation approaches and practices; the growth of the quantum technology and security market; the future applications of Company products; the timeline for a quantum computer hitting the market; the use of Company office space; the development of and applicability of quantum technologies; the commercialization of the Company's intellectual property; the general adoption of quantum technologies; the Company's research and development plan; the results from Company research and development; future intellectual property registrations of the Company; the future availability of Company products; and the composition of directors and committees.

Forward-looking information and statements are based on the then current expectations, beliefs, assumptions, estimates and forecasts of BTQ about BTQ's business and the industry and markets in which it operates. Forward-looking information and statements are made based upon numerous assumptions, as contemplated below. Although the assumptions made by the Company in providing forward-looking information or making forward-looking statements are considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate.

Forward-looking information and statements also involve known and unknown risks and uncertainties and other factors, which may cause actual results, performances and achievements of BTQ to differ materially from any projections of results, performances and achievements of BTQ expressed or implied by such forward-looking information or statements, including, among others, the performance of BTQ's business and operations; the intention to grow BTQ's business and operations; the introduction and continued offering of services and product features; the market for BTQ's products and services and competitive conditions; BTQ's pricing and revenue models; the future liquidity and financial capacity; the treatment of the Company and its subsidiaries under government regulatory and taxation regimes; BTQ's intellectual property; BTQ's ability to operate in certain markets; BTQ's ability to meet current and future obligations; BTQ's ability to obtain services in a timely matter or at all; BTQ's ability to obtain financing on acceptable terms or at all; BTQ's targeted business milestones and related timelines and costs; expectations of the blockchain, quantum computing and cryptocurrency markets and associated regulations; and other factors discussed or referred to in this Prospectus under "Risk Factors".

Although BTQ has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information or statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

There can be no assurance that such information or statements will prove to be accurate, as actual results and future events and actions could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information or statements. The forward-looking information and statements contained in this Prospectus are made as of the date of this Prospectus and, accordingly, are subject to change after such date.

All of the forward-looking statements made in this Prospectus are qualified by these cautionary statements and those made in the Company's other filings with the securities regulators of Canada including, but not limited to, the cautionary statements made in the "Risk Factors" section of this Prospectus, the "Risk Factors" section of the AIF (as defined below) and the "Financial Instruments and Risk Management" and "Risk Factors" sections of the 2024 MD&A (as defined below). These factors are not intended to represent a complete list of the factors that could affect BTQ. BTQ disclaims any intention or obligation to update or revise any forward-looking statements or to explain any material difference between subsequent actual events and such forward-looking statements, except to the extent required by applicable law. The Company's public filings with the securities commissions or similar authorities in each of the provinces and territories of Canada can be found through SEDAR+ on the Company's profile at www.sedarplus.ca.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

The Company is a corporation existing under the laws of the Province of British Columbia, Canada. A majority of the directors and officers of the Company are not residents of Canada or the United States and a majority of their assets are located outside of Canada the United States. As a result, it may be difficult for Canadian and United States investors to effect service of process within Canada and the United States upon those directors and officers who are not residents of Canada or the United States, or to realize in Canada or the United States upon judgments of courts of Canada or the United States predicated upon civil liability of such directors, officers or experts under Canadian or United States federal securities laws. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

All references to "$" in this Prospectus are to Canadian dollars and all references to "US$" are to United States dollars. On April 28, 2025, the Bank of Canada daily rate of exchange was US$1.00 = C$1.385 or C$1.00 = US$0.722

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Company at 16-113 555 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M8 and are also available electronically at www.sedarplus.ca. The filings of the Company through SEDAR+ are not incorporated by reference in this Prospectus except as specifically set out herein.

The information incorporated by reference is considered part of this Prospectus, and information filed with the securities commission or similar authorities in each of the provinces and territories of Canada subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a Prospectus Supplement, the following documents, filed by the Company with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a) the annual information form of the Company dated March 31, 2025, for the year ended December 31, 2024 (the "AIF");

(b) the audited financial statements of the Company and the notes thereto for the financial periods ended December 31, 2024 and 2023, together with the independent auditor's report of MNP LLP thereon with respect to the year ended December 31, 2024 thereon (the "Annual Financial Statements");

(c) the management's discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2024 (the "2024 MD&A");

(d) the audited consolidated financial statements of the Company and the notes thereto for the financial years ended December 31, 2023 and 2022, together with the independent auditor's report of BDO Canada LLP thereon with respect to the year ended December 31, 2023 (the "2023 Financial Statements"); and

(e) the management information circular of the Company dated August 15, 2024 for the annual general meeting of the shareholders of the Company held on September 18, 2024.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 - Prospectus Distributions (excluding confidential material change reports), if filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and the readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

Upon a new annual information form and annual consolidated financial statements (and accompanying management's discussion and analysis of financial condition and results of operations) being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon the condensed interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management's discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes.

The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

BTQ TECHNOLOGIES CORP.

BTQ Technologies Corp. was incorporated on November 23, 1983, under the Business Corporations Act (British Columbia) as "Southern Star Resources Ltd.". On February 17, 2023, the Company acquired 100% of the issued and outstanding securities of BTQ AG, a Liechtenstein entity, pursuant to a "reverse takeover transaction" whereby BTQ AG became a wholly owned subsidiary of the Company (the "Transaction") and the Company changed its name from "Sonora Gold & Silver Corp." to "BTQ Technologies Corp.".

BTQ is listed on Cboe Canada under the symbol "BTQ", the OTCQX under the symbol "BTQQF", and the Frankfurt Stock Exchange under the symbol "NG3".

The head office and principal address of the Company is located at 16-113 555 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M8 and its registered and records office is located at 2500 - 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3.

The following diagram sets out the intercorporate relationships among the Company's material subsidiaries, including the percentage ownership of voting securities and the jurisdiction of formation or existence of each subsidiary.

BTQ TECHNOLOGIES CORP. (a British Columbia company)
100%
BTQ AG (a Liechtenstein entity)

General Development of the Business

Overview

BTQ operates in the post-quantum computing market and is currently developing its proprietary hardware and software. BTQ currently holds several patent applications for generating quantum algorithms and is building a portfolio of intellectual property with blockchain, defense, financial services, insurance, and IoT device applications. BTQ intends to commercialize its intellectual property by way of software and hardware products, licensing agreements, as well as service contracts to assist with the transitioning from current cryptography standards to post-quantum encryption. Currently, BTQ has no commercial productions and is in the early stages of developing its proprietary hardware and software.

In the near term, BTQ is planning to continue to develop its mixed-signal computing technology hardware, continue research and develop a proprietary zero-knowledge proof programming language and compiler and BTQ's signature post-quantum Blockchain compression algorithm. In the long term, BTQ is planning to research and develop a formal verification programming language for use in application development.

Further information regarding the business of the Company, its operations can be found in the Company's AIF and the materials incorporated by reference into this Prospectus. See "Documents Incorporated by Reference".

Recent Developments

Except as set out below and as disclosed herein and in the documents incorporated by reference in this prospectus, there have been no material developments in the business of the Company since December 31, 2024, being the end of the financial year in respect of which the Company filed the AIF, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

On January 3, 2025, the Company entered into an agreement to acquire intellectual property from Cimtech Technology Co., Ltd., an innovator in memory technology and computing-in memory solutions. This strategic acquisition enhances the Company's capabilities in post-quantum cryptography and quantum-secure communication technologies.

More detailed information regarding the above recent developments, together with all of the Company's other material information, can be obtained by reviewing copies of the applicable news releases and other materials filed on SEDAR+ under the Issuer's profile at www.sedarplus.ca.

Intellectual Property

The Company protects its intellectual property through various strategies, including non-disclosure agreements and applying for patents, when appropriate. Currently, the Company has the following patents and patent applications.

Current Patents
Name	Jurisdiction/s	Application No. (Patent No., if different than Application No.)	Status
A SYSTEM AND METHOD FOR QUANTUM-SAFE AUTHENTICATION, ENCRYPTION AND DECRYPTION OF INFORMATION	Canada	CA 3078558	Expiring on October 8, 2038*
	Europe	EP 18800260.4 (EP 3692681)	Expiring on October 8, 2038*
	Great Britain	EP 3692681	Expiring on October 8, 2038*
	Unitary Patent	EP 3692681	Expiring on October 8, 2038*
	United States	US 16/754,055 (US 11477017)	Expiring on October 8, 2038*
	United States	US 17/930,681 (US 11991275)	Expiring on December 17, 2038*

Pending Patents
IMPROVED BLOCKCHAIN SYSTEM (POST-QUANTUM AGGREGATE SIGNATURES) AND METHOD	United States	US 19/103296	Pending
	Canada	To be confirmed	Pending
	Europe	EP 23754332.7	Pending
	Australia	To be confirmed	Pending
	China	To be confirmed	Filed April 11, 2025
	Japan	To be confirmed	Pending
IMPROVED BLOCKCHAIN SYSTEM AND METHOD (DELAYED PROOF OF VALIDITY)	International/PCT	PCT/EP2023/086754	Pending (application will expire on June 19, 2025 when national applications will be filed)
IMPROVED BLOCKCHAIN SYSTEM AND METHOD (QUANTUM ANALOGUES OF PROOF OF WORK SCHEMES)	International/PCT (National Office below)	PCT/EP2024/064555	Pending (application will expire on November 27, 2025 when national applications will be filed)
	Europe	EP 23175874.9	Pending
QUANTUM RANDOM NUMBER GENERATOR (QRNG)	Europe	EP 24199620.6	Pending
NON-VOLATILE STORAGE OF SECURE DATA IN 6T SRAM CELLS USING HOT CARRIER INJECTION	United States	US 18/302,667	Pending
HIGH-RELIABILITY PROCESSING-IN-MEMORY WITH TRANSPOSE SUPPORT USING SPLIT-6T SRAM	United States	US 18/302,674	Pending
IN-MEMORY HIGH PARALLELISM BIT-SERIAL POLYNOMIAL MULTIPLICATION	United States	US 18/302,679	Pending
IN-MEMORY REDUNDANT BINARY ARITHMETIC ON WIDE BITWIDTH INTEGERS	United States	18/302,684	Pending

Note: * All expiry dates are subject to payment of periodic patent annuity fees.

CONSOLIDATED CAPITALIZATION

There has been no material change in the consolidated capitalization of the Company since December 31, 2024, the date of the Company's Annual Financial Statements, other than as disclosed below.

Since December 31, 2024, the date of the Company's Annual Financial Statements, the Company has issued 172,500 Common Shares pursuant to the conversion of RSUs, 395,000 Common Shares pursuant to the exercise of stock options, and 40,437 Common Shares pursuant to the exercise of Warrants.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

During the 25-month period that this Prospectus remains valid, the Company may offer for sale and issue Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by the Company from time to time. The Company may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102") of the Canadian Securities Administrators, including sales made directly on Cboe Canada or other existing trading markets for the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or it may offer Securities in separate offerings.

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the Company's net proceeds; (iv) any agents' commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and outlined in the applicable Prospectus Supplement and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time. If, in connection with the offering of the Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

The Securities may also be sold: (i) directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser of such Securities; or (ii) through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a "best efforts" basis for the period of its appointment.

The Company may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange.

In connection with any offering of Securities, except with respect to "at-the-market" offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter of the "at-the-market" distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus and applicable Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

The Company may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no trading market through which Warrants, Subscription Receipts, Units, Share Purchase Contracts, or Debt Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

Below is a table which sets out (a) the use of proceeds the net proceeds from the commercially reasonable efforts private placement made pursuant to the listed issuer financing exemption under Part 5A of National Instrument 45-106 - Prospectus Exemptions, in the provinces of British Columbia, Alberta and Ontario (the "LIFE Offering"), as disclosed in the Offering Document of the Company dated December 18, 2024 and (b) the actual use of such proceeds as of February 28, 2025:

Item	Use of Available Funds Disclosed in LIFE Offering $	Actual Use of Available Proceeds as at February 28, 2025 $
Quantum Computation in Memory Product	3,810,000	116,233
General and administrative	1,400,000	1,145,723
Ongoing operations - other R&D	1,500,000	582,527
Working capital	1,499,164	-
Total	8,209,164	1,844,483

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" and any other factors set forth in the applicable Prospectus Supplement.

The Company has incurred negative cash flow from operating activities for its financial year ended December 31, 2024.  Accordingly, the majority or all of the net proceeds of any offering of securities under a Prospectus Supplement will be used as set out in the applicable Prospectus Supplement as well as other general working capital and administrative expenses which may cause the Company to continue to experience negative cash flow from its operating activities. See also "Risk Factors - Use of Proceeds".

DESCRIPTION OF COMMON SHARES

BTQ is authorized to issue an unlimited number of Common Shares and 132,441,625 Common Shares were issued and outstanding as of the date of this Prospectus. There are no limitations contained in the articles or notice of articles of BTQ on the ability of a person who is not a Canadian resident to hold Common Shares or exercise the voting rights associated with Common Shares. In addition, as of the date of this prospectus, there were 3,865,000 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.43 per Common Share, 2,072,500 Common Shares issuable upon the settlement of restricted share units, and 167,785 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $4.09 per Common Share.

The Company may issue Common Shares, separately or together, Warrants, Subscription Receipts, Units, Share Purchase Contracts, Debt Securities or any combination thereof, as the case may be.

A summary of the rights of the Common Shares is set forth below.

Dividends

Holders of Common Shares are entitled to receive equally, share for share, dividends when, as and if declared by the board of directors of the Company out of funds legally available therefor.

Liquidation

In the event of the dissolution, liquidation, or winding up of the Company, holders of Common Shares are entitled to share rateably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness.

Voting

Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders of the Company and are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors.

DESCRIPTION OF WARRANTS

As of the date of this Prospectus, the Company has 167,785 Warrants exercisable at a weighted average exercise price of $4.09 per Common Share. The Company may issue Warrants to purchase, separately or together, Common Shares, Subscription Receipts, Units, Share Purchase Contracts, Debt Securities or any combination thereof, as the case may be.

The Warrants will be issued under a separate warrant agreement or indenture. A copy of the warrant agreement or indenture relating to an offering of Warrants will be filed by the Company with securities regulatory authorities in Canada after it has been entered into by the Company. The following describes the general terms that will apply to any Warrants that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Warrants, and the extent to which the general terms of the Warrants described in this Prospectus apply to those Warrants, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

● the number of Warrants offered;

● the price or prices, if any, at which the Warrants will be issued;

● the currency in which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

● the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

● if applicable, the identity of the Warrant agent;

● whether the Warrants will be listed on any securities exchange;

● whether the Warrants will be issued with any other securities and, if so, the amount and terms of these securities;

● any minimum or maximum subscription amount;

● whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

● any material risk factors relating to such Warrants and the securities to be issued upon exercise of the Warrants;

● material Canadian federal income tax consequences and United States federal income tax consequences of owning the Warrants and the securities issued upon exercise of the Warrants;

● any other rights, privileges, restrictions and conditions attaching to the Warrants and the securities to be issued upon exercise of the Warrants; and

● any other material terms or conditions of the Warrants and the securities to be issued upon exercise of the Warrants; and

● upon exercise of the Warrant, the events or conditions under which the amount of securities may be subject to adjustment.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts that will entitle holders to receive, upon satisfaction of certain release conditions and for no additional consideration, separately or together, Common Shares, Warrants, Units, Share Purchase Contracts, Debt Securities or any combination thereof, as the case may be.

The Subscription Receipts will be issued under one or more agreements or indentures, each to be entered into between the Company and an escrow agent to be named in the applicable Prospectus Supplement. A copy of the Subscription Receipts agreement or indenture relating to an offering of Subscription Receipts will be filed by the Company with securities regulatory authorities in Canada after it has been entered into by the Company. The following describes the general terms that will apply to any Subscription Receipts that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Subscription Receipts, and the extent to which the general terms of the Subscription Receipts described in this Prospectus apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

● the number of Subscription Receipts offered;

● the price or prices, if any, at which the Subscription Receipts will be issued;

● the manner of determining the offering price(s);

● the currency in which the Subscription Receipts will be offered and whether the price is payable in installments;

● the securities into which the Subscription Receipts may be exchanged;

● conditions to the exchange of Subscription Receipts into securities and the consequences of such conditions not being satisfied;

● the number of securities that may be issued upon the exchange of each Subscription Receipt and the price per security or the aggregate principal amount, denominations and terms of the series of debt securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of securities may be subject to adjustment;

● the dates or periods during which the Subscription Receipts may be exchanged;

● the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

● provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

● if applicable, the identity of the Subscription Receipt agent;

● whether the Subscription Receipts will be listed on any securities exchange;

● whether the Subscription Receipts will be issued with any other securities and, if so, the amount and terms of these securities;

● any minimum or maximum subscription amount;

● whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non- certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

● any material risk factors relating to such Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts;

● material Canadian federal income tax consequences and United States federal income tax consequences of owning the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts;

● any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts; and

● any other material terms or conditions of the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units consisting of one or more, separately or together, Common Shares, Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or any combination thereof, as the case may be.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Units, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

● the number of Units offered;

● the price or prices, if any, at which the Units will be issued;

● the manner of determining the offering price(s);

● the currency in which the Units will be offered;

● the securities comprising the Units;

● whether the Units will be issued with any other securities and, if so, the amount and terms of these securities;

● any minimum or maximum subscription amount;

● whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

● any material risk factors relating to such Units or the Securities comprising the Units;

● material Canadian federal income tax consequences and United States federal income tax consequences of owning the Securities comprising the Units;

● any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

● any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

As of the date of this Prospectus, the Company has no Share Purchase Contracts outstanding. The Company may issue Share Purchase Contracts separately or as part of Units consisting of a Share Purchase Contract and Common Shares, Warrants, Subscription Receipts, Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing a holder's obligations to purchase the Common Shares, or any combination thereof, as the case may be. The Company may issue Share Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of Common Shares, at a future date or dates, or similar contracts which may be issued on a prepaid basis. The price per Common Share and the number of Common Shares may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Company to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

The specific terms and provisions of the Share Purchase Contracts, and the extent to which the general terms of the Share Purchase Contracts described in this Prospectus apply to those Share Purchase Contracts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable, the number of Common Shares to be purchased under the Share Purchase Contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates, any provisions relating to the settlement of the Share Purchase Contract and material Canadian federal income tax consequences and United States federal income tax consequences of owning the Share Purchase Contracts. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts. In certain circumstances, Share Purchase Contracts may be considered novel specified derivatives pursuant to Part IV of NI 44-102.

DESCRIPTION OF DEBT SECURITIES

The Company may issue Debt Securities, separately or together with Common Shares, Warrants, Subscription Receipts, Share Purchase Contracts, Units or any combination thereof, as the case may be.

The Debt Securities will be issued under a separate agreement or indenture. A copy of the agreement or indenture relating to an offering of Debt Securities will be filed by the Company with applicable securities regulatory authorities in Canada after it has been entered into by the Company. The following describes the general terms that will apply to any Debt Securities that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Debt Securities, and the extent to which the general terms of the Debt Securities described in this Prospectus apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

• the designation, aggregate principal amount and authorized denominations of such Debt Securities;

• any limit upon the aggregate principal amount of such Debt Securities;

• the currency or currency units for which such Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

• the issue price (at par, at a discount or at a premium) of such Debt Securities;

• the date or dates on which such Debt Securities will be issued and delivered;

• the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date;

• the rate or rates per annum (either fixed or floating) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate;

• the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

• if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Company;

• if applicable, whether the obligations under the Debt Securities are secured or unsecured obligations of the Company;

• the trustee under any applicable trust indenture pursuant to which such Debt Securities are to be issued;

• any redemption term or terms under which such Debt Securities may be terminated whether at or prior to maturity;

• any repayment or sinking fund provisions;

• any events of default applicable to such Debt Securities;

• whether such Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any exchange or conversion terms, including terms relating to the conversion of the Debt Securities into Common Shares or other securities of the Company, and any provisions for the adjustment thereof;

• if applicable, the ability of the Company to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities of the Company or of any other entity, and any restrictions on the persons to whom such securities may be issued;

• the provisions applicable to the modification of the terms of the indenture; and

• any other material terms or covenants applicable to such Debt Securities.

Prior to the exercise of any Debt Securities, holders of such Debt Securities will not have any of the rights of holders of the any securities that they would receive up upon a due exercise or conversion of the Debt Securities, including any right to receive payments of dividends or any right to vote such underlying securities.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Information in respect of the Common Shares that the Company issued within the previous 12-month period, including Shares that the Company issued either upon the exercise of options or other equity compensation awards, or which were granted under the Company's Stock Option Plan, or any other equity compensation plan, will be provided as required in a Prospectus Supplement with respect to the issuance of securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are currently listed on Cboe Canada under the symbol "BTQ", the OTCQX under the symbol "BTQQF", and the Frankfurt Stock Exchange under the symbol "NG3". Trading price and volume of the Company's securities will be provided for the Common Shares in each Prospectus Supplement to this Prospectus.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain United States federal income tax consequences to an investor acquiring any Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS

The operations of the Company are speculative due to the high-risk nature of its business and the present stage of its development. Before making an investment decision in Securities of the Company, prospective purchasers should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including any risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the AIF, the 2024 MD&A, and in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company's business, financial condition and results of operation. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the AIF, the 2024 MD&A, and in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Use of Proceeds

While detailed information regarding the use of proceeds from the sale of the Company's securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of the net proceeds from an offering of its securities. Because of the number and variability of factors that will determine our use of such proceeds, the Company's ultimate use of such proceeds might vary substantially from its planned use. An investor may not agree with how the Company allocates or spends the proceeds from an offering of its securities. The results and effectiveness of the application of the proceeds are uncertain. Any failure by management to apply the proceeds effectively could have a material adverse effect on the Company's business and financial condition.

Future Sales or Issuances of Securities

The Company may require funding through debt or equity offering for its ongoing and future activities. There can be no assurance that BTQ will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain additional financing could cause BTQ to reduce or terminate its operations.

If additional funds are raised through further issuances of equity or securities convertible into equity, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences, and privileges superior to those of other BTQ securityholders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for BTQ to obtain additional capital and to pursue business opportunities.

Market for Securities

There is currently no market through which the Company's securities, other than its Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, the Company's Warrants, Subscription Receipts, Units, Share Purchase Contracts, and Debt Securities will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, investors may not be able to resell Warrants, Subscription Receipts, Units, Share Purchase Contracts, or Debt Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Company's securities, other than its Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of trading regulation. There can be no assurance that an active trading market will develop for the aforementioned securities, or, if developed, that such a market will be sustained at the price level at which it was offered.

Foreign Currency Risks

Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than the currency primarily used by such purchaser. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently considers immaterial may also impair its business operations. These risk factors could materially affect the Company's future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Company.

Limited Operating History

BTQ has a limited history of operations and is in the early stage of development. As such, BTQ will be subject to many risks common to early-stage enterprises, including undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources, and lack of revenue. There is no assurance that BTQ will achieve its operating goals. There is no assurance that BTQ will be successful in achieving a return on securityholders' investment and the likelihood of success must be considered in light of its early stage of operations. There can be no assurance that BTQ will be able to earn material revenue or that any of its activities will generate positive cash flow.

History of Negative Cash Flow

The Company had negative operating cash flow for the fiscal year ended December 31, 2024. There can be no assurance that BTQ will generate net profits in future periods. Further, there can be no assurance that BTQ will be cash flow positive in future periods. In the event that BTQ fails to achieve profitability in future periods, the value of the Common Shares, Warrants, Subscription Receipts, Units, Share Purchase Contracts, and Debt Securities may decline. To the extent the Company has negative cash flows in future periods, the Company may use a portion of its general working capital or seek additional financing to fund such negative cash flows. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Company as those previously obtained, or at all.

Enforceability of Foreign Judgments

Investors should be aware that some of the directors, officers, assets and subsidiaries of BTQ are located outside of Canada and, as a result, it may be difficult to enforce a Canadian court judgment based upon the civil liability provisions of Canadian securities laws against BTQ or any of these persons in a Canadian or foreign court, or to affect service of process upon these persons in Canada. All or a substantial portion of the assets of these persons are likely to be located outside of Canada. It may not be possible for investors to collect from such persons or enforce judgments obtained in Canada predicated on the civil liability provisions of Canadian securities legislation against such experts named in this Prospectus or in the applicable Prospectus Supplement. It may not be possible for investors or any other person or entity to assert claims under Canadian securities laws or otherwise in original actions instituted in a foreign jurisdiction. Consequently, investors may be effectively prevented from pursuing remedies against such persons under Canadian securities laws or otherwise.

These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently considers immaterial may also impair its business operations. These risk factors could materially affect the Company's future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its offices in Vancouver, British Columbia.

AUDITORS

The Annual Financial Statements, incorporated by reference in this Prospectus, have been audited by MNP LLP as set forth in their report incorporated by reference in this Prospectus. MNP LLP are the current auditors of the Company and have an address at 1 Adelaide Street East, Suite 1900, Toronto, ON, M5C 2V9.

The 2023 Financial Statements, incorporated by reference in this Prospectus, have been audited by BDO Canada LLP as set forth in their report incorporated by reference in this Prospectus.

EXPERTS

MNP LLP, the current auditor of the Company, has informed the Company that it is independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of Ontario.

BDO Canada LLP, the former auditor of the Company, has informed the Company that it is independent within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

Unless otherwise specified in the Prospectus Supplement relating to the Securities, the issue and sale of the Securities will be passed upon for the Company as to matters of Canadian law by Farris LLP. As at the date of this Prospectus, the partners and associates of Farris LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Company.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the "BCBCA") the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant's request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide the Registrant must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives to the greatest extent permitted by the BCBCA, and the Registrant must pay such  costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, actually and reasonably incurred by such person in respect of that proceeding to the greatest extent permitted by the BCBCA. The Articles of the Registrant provide that, subject to any restrictions in the BCBCA, the Company may indemnify any other person.

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description
4.1	The annual information form of the Registrant dated March 31, 2025, for the year ended December 31, 2024.

4.2	The audited financial statements of the Registrant and the notes thereto for the financial periods ended December 31, 2024 and 2023, together with the independent auditor’s report of MNP LLP thereon with respect to the year ended December 31, 2024 thereon.

4.3	The management’s discussion and analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2024.

4.4	The audited consolidated financial statements of the Registrant and the notes thereto for the financial years ended December 31, 2023 and 2022, together with the independent auditor’s report of BDO Canada LLP thereon with respect to the year ended December 31, 2023.

4.5	The management information circular of the Registrant dated August 15, 2024 for the annual general meeting of the shareholders of the Registrant held on September 18, 2024.

4.6	The unaudited condensed interim consolidated financial statements of the Registrant for the three and six months ended June 30, 2025 and 2024.

4.7	The management's discussion and analysis of the Registrant for the quarter ended June 30, 2025.

4.8	The material change report dated July 14, 2025, with respect to, inter alia, the closing of a public offering of 5,555,555 common shares of the Registrant at a price of CAD$7.20 per common share, for aggregate gross proceeds to the Registrant of CAD$40,000,000.

5.1	Consent of MNP LLP.

5.2	Consent of BDO Canada LLP.

6.1	Powers of Attorney (contained on the signature page hereto).

7.1	Form of Debt Indenture.

107	Filing Fee Table.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada on September 25, 2025.

BTQ TECHNOLOGIES CORP.
By:
/s/ Olivier Roussy Newton
	Name:	Olivier Roussy Newton
	Title:	Chief Executive Officer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Olivier Roussy Newton and Lonny Wong or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, registration statements filed pursuant to Rule 429 under the Securities Acts of 1933, as amended, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Olivier Roussy Newton	Chief Executive Officer and Director	September 25, 2025
Olivier Roussy Newton

/s/ Lonny Wong	Chief Financial Officer	September 25, 2025
Lonny Wong

/s/ Christopher Tam	Director	September 25, 2025
Christopher Tam

/s/ Philippe Lucet	Director	September 25, 2025
Philippe Lucet

/s/ Mansour Al Suwaidi	Director	September 25, 2025
Mansour Al Suwaidi

/s/ Manfred Knof	Director	September 25, 2025
Manfred Knof

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on September 25, 2025.

PUGLISI & ASSOCIATES
(Authorized Representative in the United States)

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director